EXHIBIT 23.4





                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement, on Form S-3, of our report dated May
15, 1995, on the consolidated statements of income and retained earnings and cash flows of Meadox Medicals, Inc. for the year ended December 31, 1994, included in Boston Scientific Corporation's Form 10-K for the year ended
December 31, 1996, and to all references to our Firm included in this registration statement.




ARTHUR ANDERSEN LLP



New York, New York
September 30, 1997